EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and among USURF America Internet Design, Inc., a duly organized Louisiana corporation
("Employer"), USURF America, Inc., the parent of Employer ("USURF"), and Ryan G. Campanile, a resident of the State of Louisiana ("Employee").

	W I T N E S S E T H:

	WHEREAS, Employer is in need of persons with expertise in Internet web design and other Internet-related operations; and

	WHEREAS, Employee has a substantial amount of expertise in Internet web design and other Internet-related operations; and

	WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

	WHEREAS, Employer and its affiliates have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to technology, equipment, marketing plans, acquisition plans, sources of supply, business strategies and other business records; and

	WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

	NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I.  EMPLOYMENT OF EMPLOYEE

	Employer hereby employs, engages and hires Employee as Operations Manager of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

	Employee shall devote his full-time efforts to the performance of his duties as Operations Manager of Employer.

SECTION II.  EMPLOYEE'S PERFORMANCE

	Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III.  COMPENSATION OF EMPLOYEE

	Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:

	A.	(1)  Salary Months 1 Through 6.  For each of the first six months of this Agreement, Employee shall be paid as and for a salary a number of shares of USURF common stock that shall have a fair market value of
$4,000.00, plus the cash sum of $700.00, which salary shall be payable in equal installments on the 1st and 15th days of each calendar month, in arrears, subject to deduction of all lawful and required withholding.

		(2)  Salary Months 7 Through 12.  For each of the second six months of this Agreement, Employee shall be paid as and for a salary, at the option of Employee, either (i) the cash sum of $2,700.00, which salary shall be payable in equal installments on the 1st and 15th days of each calendar month, in arrears, subject to deduction of all lawful and required withholding; or (ii) the compensation described in paragraph (1) above, which salary shall be payable in equal installments on the 1st and 15th days of each calendar month, in arrears, subject to deduction of all lawful and required withholding.

		For purposes of this Paragraph A, "market value" shall mean the average closing prices of USURF's common stock, as reported by The American Stock
Exchange, for the last five (5) trading days of the month preceding the proposed issuance of USURF common stock.

	B.	Insurance and Other Benefits.  As further consideration for the covenants contained herein, Employer will provide Employee with such insurance, welfare, sick leave and other benefits as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures.

	C.	Other Compensation Plans.  Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

	D.	Expenses.  It is acknowledged that, during the term of employment,
Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures. Any single expense item in excess of $250.00 shall be approved by Employer prior to the incurrence of such expense.

	E.	Vacations.  Employee shall be entitled to two (2) weeks paid vacation each year for the term of this Agreement.  Such vacations shall be taken at such times as Employer designates as to time-of-year.  Vacation time can be accumulated year-to-year up to three years maximum.

SECTION IV.  COMPANY POLICIES

	Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION V.  CONFIDENTIALITY AGREEMENT; NON-COMPETITION AGREEMENT

	A.	In consideration of Employer's and USURF's executing this Agreement,
Employee shall have executed, prior to the execution of this Agreement, a
Confidentiality Agreement (the "Confidentiality Agreement"), in the form attached hereto as Exhibit "A".

	B.	In consideration of Employer's and USURF's executing this Agreement,
Employee agrees, effective as of the date hereof, to sign and be bound by the obligations of an Agreement Not to Compete (the "Non-Competition
Agreement"), in the form attached hereto as Exhibit "B".

	C.	The obligations under the Confidentiality Agreement and the
Non-Competition Agreement shall survive the termination of this Agreement.

SECTION VI.  RELEASE

	In the event Employee becomes entitled to payment pursuant to Section VII(B) hereof, Employee shall, as a condition to such payments being made, execute and deliver to Employer a general release in such form as is reasonably satisfactory to Employer.

SECTION VII.  TERM AND TERMINATION

	A.	Term.  The term of this Agreement shall be a period of one (1) year, commencing on the Effective Time of the merger contemplated by that certain
Agreement and Plan of Reorganization among USURF America, Inc., USURF
America Internet Design, Inc., Internet Innovations, L.L.C., Ryan D.
Thibodeaux and Employee, to which a form of this Agreement is attached as an exhibit, subject, however, to prior termination as hereinafter provided.

	B.	Termination.  Employer agrees not to terminate this Agreement except for "just cause", and agrees to give Employee written notice of its belief that acts or events constituting "just cause" exist.  For purposes of this
Agreement, "just cause" shall mean (1) the willful failure or refusal of
Employee to implement or follow the written policies or directions of
Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's position with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the Confidentiality Agreement or the
Non-Competition Agreement; (4) the intentional causing of material damage to Employer's physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

		Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation, including participation in all benefit programs, for six (6) months or the remainder of the current term, original or renewal, as the case may be, of employment, whichever is more.

		If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated.  However, all defined compensation, benefits and reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable.

		Should Employee voluntarily cease his employment, Employee retains the right to participate for the period of this Agreement in Employee's medical insurance plan and will be responsible for 100% of the cost of participation.

SECTION VIII.  COMPLETE AGREEMENT

	This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION IX.  WAIVER; MODIFICATION

	The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X.  SEVERABILITY

	All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV and V hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XI.  NOTICES

	Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII.  CORPORATE AUTHORITY OF EMPLOYER

	The provisions of this Agreement required to be approved by the Board of Directors of Employer have been so approved and authorized.

SECTION XIII.  REPRESENTATIONS OF EMPLOYEE

	Employee hereby represents to Employer and USURF:

	A.	No Legal Disability. Employee is under no legal disability with respect to his entering into this Agreement.

	B.	Receipt of Disclosure.  Employee hereby represents and warrants that he has received and reviewed (1) USURF's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission ("SEC"), (2) USURF's
latest Quarterly Report on Form 10-QSB, as filed with the SEC, (3) USURF's
Current Report on Form 8-K/A, dated of event: January 29, 1999, as filed with the SEC, and (4) USURF's Current Report on Form 8-K, dated of event:
July 6, 1999, as filed with the SEC.  With respect to such information,
Employee further represents and warrants that he has had an opportunity to ask questions of, and to receive answers from, the officers of USURF.

	C.	Representations Relating to USURF Common Stock.  Employee represents and warrants to USURF that the shares of USURF common stock being acquired pursuant to this Employment Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in
Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

	D.	Consent to Legend.  Employee consents to the placement of a legend restricting future transfer on the share certificates representing the USURF common stock delivered hereunder, which legend shall be in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

SECTION XIV.  COUNTERPARTS

	This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV.  BENEFIT

	The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include USURF America, Inc., the parent of Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVI.  ARBITRATION

	The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

	Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee required in Section VII(B) hereof, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVII.  GOVERNING LAW

	It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Louisiana, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Louisiana shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 16th day of February, 2000.

USURF AMERICA INTERNET DESIGN, INC.       USURF AMERICA, INC.



By:/s/ Waddell D. Loflin                  By:/s/ David M. Loflin
   Waddell D. Loflin                         David M. Loflin
   President                                 President


/s/ Ryan G. Campanile
Ryan G. Campanile